EXHIBIT 99.19

AMERICAN RIVER HOLDINGS
BALANCE SHEET (UNAUDITED)
November 30, 2000 (In thousands)


ASSETS

Cash and due from banks                                          $      14,942
Federal funds sold                                                         170
Interest-bearing deposits in banks                                       5,738
Available-for-sale investment securities                                32,183
Held-to-maturity investment securities, at amortized cost
   (market value of $16,666)                                            16,670
Loans and leases, less allowance for loan and lease
   losses of $2,618                                                    194,602
Bank premises and equipment, net                                         1,581
Intangibles                                                                137
Accounts receivable servicing receivables                                3,149
Accrued interest receivable and other assets                             3,969
                                                                 -------------

                                                                 $     273,141
                                                                 =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   Non-interest bearing                                          $      58,128
   Interest bearing                                                    173,837
                                                                 -------------
       Total deposits                                                  231,965

Other borrowings                                                        14,787
Accrued interest payable and other liabilities                           2,213
                                                                 -------------

       Total liabilities                                               248,965
                                                                 -------------

Shareholders' equity:
   Common stock                                                         12,270
   Retained earnings                                                     8,646
   Current period earnings                                               3,268
   Accumulated other comprehensive loss                                     (8)
                                                                 -------------

       Total shareholders' equity                                       24,176
                                                                 -------------

                                                                 $     273,141
                                                                 =============


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